Exhibit 4(b)

This instrument was prepared by:
Paul I. Cutler
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408
______________________________________________________________________________

FLORIDA POWER & LIGHT COMPANY
to
DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as Bankers Trust Company)
As Trustee under Florida Power & Light
Company’s Mortgage and Deed of Trust,
Dated as of January 1, 1944
One Hundred Thirty-Third Supplemental Indenture
Relating to $1,200,000,000 Principal Amount
of First Mortgage Bonds, 2.875% Series
due December 4, 2051
Dated as of November 1, 2021
__________________________________________________________________

This Supplemental Indenture has been executed in several counterparts, all of which constitute but one and the same instrument. This Supplemental Indenture has been recorded in several counties and documentary stamp taxes as required by law in the amount of $4,200,000.00 and non-recurring intangible taxes as required by law in the amount of $129,728.66 are being paid on the Supplemental Indenture being recorded in the public records of Palm Beach County, Florida.
Note to Examiner: The new bonds being issued in connection with this Supplemental Indenture (“New Bonds”) are secured by real property and personal property located both within Florida and outside of Florida. The aggregate fair market value of the collateral exceeds the aggregate principal amount of (y) the New Bonds plus (z) the other outstanding bonds secured by the mortgage supplemented hereby and all previous supplemental indentures thereto. The intangible tax has been computed pursuant to Section 199.133(2), Florida Statutes, by (i) determining the percentage of the aggregate fair market value of the collateral constituting real property situated in Florida and by multiplying that percentage times the principal amount of the New Bonds (the result hereinafter defined as the “Tax Base”) and (ii) multiplying the tax rate times the Tax Base.

ONE HUNDRED THIRTY-THIRD SUPPLEMENTAL INDENTURE
INDENTURE, dated as of the 1st day of November, 2021, made and entered into by and between Florida Power & Light Company, a corporation of the State of Florida, whose post office address is 700 Universe Boulevard, Juno Beach, Florida 33408 (hereinafter sometimes called “FPL”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a corporation of the State of New York, whose post office address is 60 Wall Street, 24th Floor, New York, New York 10005 (hereinafter called the “Trustee”), as the one hundred thirty-third supplemental indenture (hereinafter called the “One Hundred Thirty-Third Supplemental Indenture”) to the Mortgage and Deed of Trust, dated as of January 1, 1944 (hereinafter called the “Mortgage”), made and entered into by FPL, the Trustee and The Florida National Bank of Jacksonville, as Co-Trustee (now resigned), the Trustee now acting as the sole trustee under the Mortgage, which Mortgage was executed and delivered by FPL to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, reference to which Mortgage is hereby made, this One Hundred Thirty-Third Supplemental Indenture being supplemental thereto;
Whereas, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and
Whereas, FPL has transferred to New Hampshire Transmission, LLC, a Delaware limited liability company, all of FPL’s property located in the State of New Hampshire that previously was subject to the lien of the Mortgage, and the Trustee by instrument dated June 29, 2010 (the “Release”) released such property from the lien of the Mortgage, and released and discharged the supplemental indentures and mortgages recorded in the State of New Hampshire listed on Exhibit B to the Release; and
Whereas, on January 1, 2021, pursuant to the Agreement and Plan of Merger dated as of December 18, 2020 between Gulf Power Company, a corporation of the State of Florida (hereinafter called “Gulf Power”), and FPL, Gulf Power was merged into FPL (the “Merger”) with FPL as the surviving corporation; and
Whereas, in connection with the Merger, FPL has acquired certain real and personal property described in, and subjected to the Lien of the Mortgage by the One Hundred Thirty-Second Supplemental Indenture, dated as of January 1, 2021, which One Hundred Thirty-Second Supplemental Indenture has been duly recorded or filed in the States of Florida, Georgia and Mississippi; and
Whereas, Section 8 of the Mortgage provides that the form of each series of bonds (other than the first series) issued thereunder shall be established by Resolution of the Board of Directors of FPL and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

Whereas, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon FPL by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and FPL may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or FPL may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said first series, by an instrument in writing executed and acknowledged by FPL in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and
Whereas, FPL now desires to create the series of bonds described in Article I hereof and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and
Whereas, the execution and delivery by FPL of this One Hundred Thirty-Third Supplemental Indenture, and the terms of the bonds, hereinafter referred to in Article I, have been duly authorized by the Board of Directors of FPL by appropriate resolutions of said Board of Directors;
Now, Therefore, This Indenture Witnesseth: That FPL, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Deutsche Bank Trust Company Americas, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, acquired by FPL after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned (except any properties heretofore released pursuant to any provisions of the Mortgage and in the process of being sold or disposed of by FPL) or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by FPL and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of FPL in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
Together With all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which FPL now has or may hereinafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
It Is Hereby Agreed by FPL that, subject to the provisions of Section 87 of the Mortgage, all the property, rights, and franchises acquired by FPL after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Mortgage, as if such property, rights and franchises were now owned by FPL and were specifically described herein and conveyed hereby.
Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the Lien and operation of this One Hundred Thirty-Third Supplemental Indenture and from the Lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel (including Nuclear Fuel unless expressly subjected to the Lien and operation of the Mortgage by FPL in a future supplemental indenture), oil and similar materials and supplies consumable in the operation of any properties of FPL; rolling stock, buses, motor coaches, automobiles and other vehicles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by FPL for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) FPL’s franchise to be a corporation; and (7) the properties already sold or in the process of being sold by FPL and heretofore released from the Mortgage and Deed of Trust, dated as of January 1, 1926, from Florida Power & Light Company to Bankers Trust Company and The Florida National Bank of Jacksonville, trustees, and specifically described in three separate releases executed by Bankers Trust Company and The Florida National Bank of Jacksonville, dated July 28, 1943, October 6, 1943 and December 11, 1943, which releases have heretofore been delivered by the said trustees to FPL and recorded by FPL among the Public Records of all Counties in which such properties are located; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
To Have And To Hold all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by FPL as aforesaid, or intended so to be, unto Deutsche Bank Trust Company Americas, the Trustee, and its successors and assigns forever.
In Trust Nevertheless, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this One Hundred Thirty-Third Supplemental Indenture being supplemental thereto.
And It Is Hereby Covenanted by FPL that all terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of FPL and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by FPL at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee, by the Mortgage as a part of the property therein stated to be conveyed.
FPL further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:
ARTICLE I
One Hundred Twenty-Eighth Series of Bonds
Section 1.(I) There shall be a series of bonds designated “2.875% Series due December 4, 2051”, herein sometimes referred to as the “One Hundred Twenty-Eighth Series”, each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of FPL, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the

One Hundred Twenty-Eighth Series shall mature on December 4, 2051 and shall be issued as fully registered bonds in denominations of Two Thousand Dollars and, at the option of FPL, in integral multiples of One Thousand Dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of 2.875% per annum, payable semi-annually on June 4 and December 4 of each year (each an “Interest Payment Date”) commencing on June 4, 2022; the principal of and interest on each said bond to be payable at the office or agency of FPL in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the One Hundred Twenty-Eighth Series shall be dated as in Section 10 of the Mortgage provided. The record date for payments of interest on any Interest Payment Date shall be the close of business on (1) the Business Day (as defined below) immediately preceding such Interest Payment Date so long as all of the bonds of the One Hundred Twenty-Eighth Series are held by a securities depository in book-entry only form or (2) the 15th calendar day immediately preceding such Interest Payment Date if any of the bonds of the One Hundred Twenty-Eighth Series are not held by a securities depository in book-entry only form. Interest on the bonds of the One Hundred Twenty-Eighth Series will accrue from and including November 18, 2021 to but excluding June 4, 2022 and, thereafter, from and including the last Interest Payment Date to which interest has been paid or duly provided for (and if no interest has been paid on the bonds of the One Hundred Twenty-Eighth Series, from November 18, 2021) to but excluding the next succeeding Interest Payment Date. No interest will accrue on a bond of the One Hundred Twenty-Eighth Series for the day on which such bond matures. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. If any date on which interest, principal or premium, if any, is payable on the bonds of the One Hundred Twenty-Eighth Series falls on a day that is not a Business Day, then payment of the interest, principal or premium payable on that date will be made on the next succeeding day which is a Business Day, and without any interest or other payment in respect of such delay. A “Business Day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.
(II)Bonds of the One Hundred Twenty-Eighth Series shall be redeemable either at the option of FPL or pursuant to the requirements of the Mortgage (including, among other requirements, the application of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 64 of the Mortgage or with proceeds of Released Property) in whole at any time, or in part from time to time, prior to maturity of the bonds of the One Hundred Twenty-Eighth Series, upon notice as provided in Section 52 of the Mortgage (the “Redemption Notice”), mailed at least thirty (30) days prior to the date fixed for redemption (the “Redemption Date”), at the applicable price (each a “Redemption Price”) described below. If FPL redeems all or any part of the bonds of the One Hundred Twenty-Eighth Series at any time prior to June 4, 2051 (the “Par Call Date”), the Redemption Price will equal the sum of (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, to but excluding the Redemption Date, plus (iii) a premium, if any (the “Make-Whole Premium”). In no event will the Redemption Price be less than 100% of the principal amount of the bonds of the One Hundred Twenty-Eighth Series being redeemed plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.
The amount of the Make-Whole Premium with respect to any bonds of the One Hundred Twenty-Eighth Series (or portion thereof) to be redeemed will be equal to the excess, if any, of:
(1)the sum of the present values, calculated as of the Redemption Date, of:
a.each interest payment that, but for such redemption, would have been payable on the bonds of the One Hundred Twenty-Eighth Series (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date that would be payable if the bonds of the One Hundred Twenty-Eighth Series (or portion thereof) matured on the Par Call Date (excluding any interest accruing (i) from and including the last Interest Payment Date preceding the Redemption Date as of which all then-accrued interest was paid (ii) to but excluding the Redemption Date); and
b.the principal amount that, but for such redemption, would have been payable at the final maturity of the bonds of the One Hundred Twenty-Eighth Series (or portion thereof) being redeemed; over
(2)the principal amount of the bonds of the One Hundred Twenty-Eighth Series (or portion thereof) being redeemed.
The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to but excluding the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 15 basis points.
If FPL redeems all or any part of the bonds of the One Hundred Twenty-Eighth Series at any time on or after the Par Call Date, the Redemption Price will be 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.
FPL will appoint an independent investment banking institution of national standing to calculate the Make-Whole Premium when and as applicable; provided that if FPL fails to make such appointment at least thirty (30) days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Citigroup Global Markets Inc., Fifth Third Securities, Inc., RBC Capital Markets, LLC, Regions Securities LLC, U.S. Bancorp Investments, Inc. or Wells Fargo Securities, LLC, or if such firms are unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee in consultation with, and at the expense of, FPL (in any such case, an “Independent Investment Banker”).

For purposes of determining the Make-Whole Premium, “Treasury Yield” means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the bonds of the One Hundred Twenty-Eighth Series to be redeemed (assuming for this purpose that the bonds of the One Hundred Twenty-Eighth Series mature on the Par Call Date), in each case calculated to the nearest 1/12th of a year (the “Remaining Term”). The Independent Investment Banker will determine the Treasury Yield as of the third Business Day immediately preceding the applicable Redemption Date.
The Independent Investment Banker will determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15 Selected Interest Rates” or any successor release (the “H.15 Statistical Release”). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Independent Investment Banker will calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). The Independent Investment Banker will round any weekly average yields so calculated to the nearest 1/100th of 1%, and will round upward any figure of 1/200th of 1% or above. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Independent Investment Banker will select comparable rates and calculate the Treasury Yield by reference to those rates.
(III)At the option of the registered owner, any bonds of the One Hundred Twenty-Eighth Series, upon surrender thereof for exchange at the office or agency of FPL in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by FPL, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
Bonds of the One Hundred Twenty-Eighth Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at the office or agency of FPL in the Borough of Manhattan, The City of New York.
Upon any exchange or transfer of bonds of the One Hundred Twenty-Eighth Series, FPL may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but FPL hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the One Hundred Twenty-Eighth Series.

ARTICLE II
Consent to Amendments of the Mortgage
Section 2.Each initial and future holder of bonds of the One Hundred Twenty-Eighth Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article II of the One Hundred Twenty-Eighth Supplemental Indenture, dated as of June 15, 2018, without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
ARTICLE III

Miscellaneous Provisions
Section 3. Subject to the amendments provided for in this One Hundred Thirty-Third Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this One Hundred Thirty-Third Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
Section 4. The holders of bonds of the One Hundred Twenty-Eighth Series consent that FPL may, but shall not be obligated to, fix a record date for the purpose of determining the holders of bonds of the One Hundred Twenty-Eighth Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.
Section 5. The Trustee hereby accepts the trust herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this One Hundred Thirty-Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by FPL solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this One Hundred Thirty-Third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this One Hundred Thirty-Third Supplemental Indenture.
Section 6. Whenever in this One Hundred Thirty-Third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this One Hundred Thirty-Third Supplemental Indenture contained by or on behalf of FPL, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 7. Nothing in this One Hundred Thirty-Third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this One Hundred Thirty-Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this One Hundred Thirty-Third Supplemental Indenture contained by or on behalf of FPL shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.
Section 8. The Mortgage, as heretofore supplemented and amended and as supplemented hereby, is intended by the parties hereto, as to properties now or hereafter encumbered thereby and located within the States of Florida, Georgia and Mississippi, to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.
Section 9. This One Hundred Thirty-Third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
In Witness Whereof, FPL has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and Deutsche Bank Trust Company Americas has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one or more of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, one of its Assistant Secretaries or one of its Associates, all as of the day and year first above written.

Florida Power & Light Company By: ROBERT E. BARRETT, JR. Robert E. Barrett, Jr. Vice President, Finance

Attest:
SHARON SARTOR
Sharon Sartor
Assistant Secretary
Executed, sealed and delivered by
Florida Power & Light Company
in the presence of:
W. JAY FRAZIER
    W. Jay Frazier

ZACHARY CHOQUETTE
    Zachary Choquette

Deutsche Bank Trust Company Americas As Trustee By: IRINA GOLOVASHCHUK Irina Golovashchuk Vice President

By: CHRIS NIESZ Chris Niesz Vice President
[CORPORATE SEAL]

Attest:
JEFFREY SCHOENFELD
Jeffrey Schoenfeld
Vice President

Executed, sealed and delivered by
Deutsche Bank Trust Company Americas
in the presence of:
AMRITA S. PESCHLER
Amrita S. Peschler
ROBERT S. PESCHLER
    Robert S. Peschler

State of Florida
County of Palm Beach    }    SS:
On the 15th day of November, in the year 2021 before me by means of physical presence personally came Robert E. Barrett, Jr., to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Finance of Florida Power & Light Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
I Hereby Certify, that on this 15th day of November, 2021, before me by means of physical presence personally appeared Robert E. Barrett, Jr. and Sharon Sartor, respectively, the Vice President, Finance and an Assistant Secretary of Florida Power & Light Company, a corporation under the laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.
Witness my signature and official seal at Juno Beach, in the County of Palm Beach, and State of Florida, the day and year last aforesaid.
CASSANDRA A KELLY
Notary Public – State of Florida

Notary Public State of Florida
Cassandra A Kelly
My Commission GG 221409
Expires 05/23/2022

State of New Jersey
County of Monmouth        }    SS:
On the 15th day of November in the year 2021, before me by means of physical presence personally came Irina Golovashchuk and Chris Niesz, to me known, who, being by me duly sworn, did depose and say that they are respectively a Vice President and a Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.
I Hereby Certify, that on this 15th day of November, 2021, before me by means of physical presence personally appeared Irina Golovashchuk, Chris Niesz and Jeffrey Schoenfeld, respectively, a Vice President, a Vice President and a Vice President of Deutsche Bank Trust Company Americas, a corporation under the laws of the State of New York, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.
Witness my signature and official seal at Little Silver, in the County of Monmouth, and State of New Jersey, the day and year last aforesaid.

ROBERT S. PESCHLER
Notary Public – State of New Jersey

ROBERT S. PESCHLER
NOTARY PUBLIC OF NEW JERSEY
Comm. # 2427815
My Commission Expires 12/11/2022